                                                                   EXHIBIT 10.36

                                 LOAN AGREEMENT

                                     between

         BEHRINGER HARVARD 4245 CENTRAL LP, a Texas limited partnership, as Borrower

                                       and

                             BANK OF AMERICA, N.A.,

                                    as Lender

                           Dated as of August 17, 2004

                                                       TABLE OF CONTENTS

                                                                                                               PAGE

Article  1 - THE LOAN.............................................................................................1
         1.1      General Information and Exhibits................................................................1
         1.2      Purpose.........................................................................................1
         1.3      Commitment to Lend..............................................................................1
         1.4      Budget..........................................................................................2
         1.5      Earnout Funds; Earnout Conditions...............................................................2
         1.6      Commitment Fee..................................................................................3


Article  2 - ADDITIONAL COVENANTS AND AGREEMENTS..................................................................3
         2.1      Contracts.......................................................................................3
         2.2      Assignment of Contracts.........................................................................3
         2.3      Inspection......................................................................................4
         2.4      Notice to Lender................................................................................4
         2.5      Financial Statements............................................................................4
         2.6      Other Information...............................................................................4
         2.7      Reports and Testing.............................................................................4
         2.8      Appraisal.......................................................................................5
         2.9      ERISA and Prohibited Transaction Taxes..........................................................5
         2.10     Environmental Matters...........................................................................5
         2.11     Property Reserve Account........................................................................7


Article  3 - REPRESENTATIONS AND WARRANTIES.......................................................................8
         3.1      General Representations and Warranties..........................................................8
         3.2      Environmental Matters...........................................................................9
         3.3      Patriot Act Due Diligence......................................................................10
         3.4      Deferred Maintenance and Repair................................................................10


Article  4 - DEFAULT AND REMEDIES................................................................................11
         4.1      Events of Default..............................................................................11
         4.2      Remedies.......................................................................................14


Article  5 - GENERAL TERMS AND CONDITIONS........................................................................15
         5.1      Lender's Consent; Indemnity....................................................................15
         5.2      Miscellaneous..................................................................................16
         5.3      Notices........................................................................................17
         5.4      Successors and Assigns.........................................................................17
         5.5      Sale/Assignment of Loan........................................................................17

         5.6      Modification or Termination....................................................................17
         5.7      Costs and Expenses.............................................................................17
         5.8      Further Assurances.............................................................................18
         5.9      Inducement to Lender...........................................................................18
         5.10     Forum..........................................................................................18
         5.11     Interpretation.................................................................................19
         5.12     No Partnership, etc............................................................................19
         5.13     Records........................................................................................19
         5.14     US Patriot Act Notice..........................................................................20
         5.15     Entire Agreement...............................................................................20
         5.16     Dispute Resolution.............................................................................20
         5.17     WAIVER OF JURY TRIAL...........................................................................22

EXHIBITS:

EXHIBIT "A"         -      Legal Description of Land
EXHIBIT "B"         -      Definitions and Financial Statements
EXHIBIT "C"         -      Conditions Precedent to the Initial Advance
EXHIBIT "D"         -      Budget
EXHIBIT "E"         -      Advances
EXHIBIT "E-1"       -      Form of Draw Request
EXHIBIT "F"         -      Survey Requirements
EXHIBIT "G"         -      Leasing and Tenant Matters
EXHIBIT "H"         -      Approved Lease Form
EXHIBIT "I"         -      Form of Tenant Estoppel Certificate

                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT (this "AGREEMENT") is made by and between BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, "LENDER"), and BEHRINGER HARVARD 4245 CENTRAL LP, a Texas limited partnership ("BORROWER"), who agree as follows:

                              ARTICLE 1 - THE LOAN

        1.1 GENERAL INFORMATION AND EXHIBITS. This Agreement includes the Exhibits listed below, all of which Exhibits are attached hereto and made a part hereof for all purposes.

             Exhibit "A"       -     Legal Description of the Land
             Exhibit "B"       -     Definitions and Financial Statements
             Exhibit "C"       -     Conditions Precedent to the Initial Advance
             Exhibit "D"       -     Budget
             Exhibit "E"       -     Advances
             Exhibit "E-1"     -     Form of Draw Request
             Exhibit "F"       -     Survey Requirements
             Exhibit "G"       -     Leasing and Tenant Matters
             Exhibit "H"       -     Approved Lease Form
             Exhibit "I"       -     Form of Tenant Estoppel Certificate

Capitalized terms used in this Agreement shall have the meanings assigned to them in EXHIBIT "B". This Agreement and the other Loan Documents, which must be in form, detail and substance satisfactory to Lender, evidence the agreements of Borrower and Lender with respect to the Loan. Borrower shall comply with all of the Loan Documents.

        1.2 PURPOSE. The Loan shall be used by Borrower only to pay (i) the costs of acquiring approximately .65 acres of land located in Dallas County, Texas described on EXHIBIT "A" attached hereto (the "LAND"), together with an office building (containing approximately 87,292 net rentable square feet of space) and other improvements located on the Land (the "IMPROVEMENTS"), and (ii) certain costs and expenses related to the construction of Tenant Improvements and payment of Leasing Commissions and costs related to the Priority Repair Work as set forth in the Budget. An initial advance of the proceeds of the Loan in an amount not to exceed $5,537,500 (the "INITIAL ADVANCE") shall be made Lender to Borrower to finance, in part, the acquisition of the Property. A portion of the remaining unadvanced portion of the Loan equal to $500,000 shall be advanced by Lender to Borrower, if at all, to pay for Tenant Improvements, Leasing Commissions and Priority Repair Work in accordance with the requirements of EXHIBIT "E". The remaining $402,500 of the unadvanced portion of the Loan (the "EARNOUT FUNDS") will be advanced by Lender to Borrower, if at all, in accordance with SECTION 1.5 hereof.

        1.3 COMMITMENT TO LEND. Borrower agrees to borrow from Lender, and Lender agrees to make advances of Loan proceeds to Borrower, on the terms and subject to the conditions set forth in this Agreement and EXHIBIT "C" and EXHIBIT "E" attached to this



Loan Agreement - Page 1

Agreement. Lender's commitment to lend shall expire and terminate automatically if the Loan is prepaid in full. The Loan is not revolving. Any amount repaid may not be reborrowed.

        1.4 BUDGET. The Budget is attached to this Agreement as EXHIBIT "D". The amounts listed in the Budget as the (a) "Total Acquisition Costs" is the maximum cost anticipated by Borrower for each item specified; (b) "Total Project Costs" is the maximum cost anticipated by Borrower for the Property; (c) "Total Loan Proceeds" is the maximum amount to be advanced under the Loan; and (d) "Up-Front Equity" is the greater of (i) the dollar amount shown on the Budget, or (ii) seventy-five percent (75%) of the total cost of the Property which is to be paid by Borrower toward the Total Costs, and advanced prior to the first advance of the Loan. Up-Front Equity and Loan Proceeds shall be advanced subject to the terms, covenants, conditions and provisions of this Agreement. Borrower shall not amend the Budget, or otherwise reallocate funds from one Budget line item to another, without the prior written approval of Lender. Unless approved by Lender, no advance shall be made (a) for any cost not set forth in the Budget, or (b) from any line item in the Budget that, when added to all prior advances from that line item, would exceed the lesser of (i) the actual cost incurred by Borrower for such line item, or (ii) the sum shown in the Budget for such line item. Lender may make advances from any line item in the Budget for purposes other than those for which amounts are initially allocated to such line item, or may change the relative amounts allocated to particular line items in the Budget, all as Lender in its sole discretion deems necessary or advisable.

        1.5 EARNOUT FUNDS; EARNOUT CONDITIONS. Upon satisfaction of the conditions set forth in Exhibit "E" hereof, Lender shall make advances of the Loan to Borrower in an aggregate amount not to exceed $6,037,500.00 ("Advance Limit"). Borrower shall have a one-time option, upon delivery of written notice to Lender ("Earnout Notice") to request an advance of all or some of the Earnout Funds. If, after receipt of the Earnout Notice, Lender verifies that each and every of the following conditions (the "Earnout Conditions") have been satisfied, the total amount of the Loan available to be advanced by Lender to Borrower in accordance with this Agreement shall increase from the Advance Limit (by the amount of the Earnout Funds actually advanced by Lender to Borrower hereunder (the "Earnout Advance"), which amount may not exceed $402,500):

                (a) There shall then exist no Default or Potential Default under the Loan Documents;

                (b) Borrower deliver the Earnout Notice to Lender by no later than August 17, 2006 ("EARNOUT EXPIRATION Date");

                (c) The Earnout Notice must (i) contain a certification by Borrower that no Default or Potential Default then exists under the Loan Documents, (ii) specify the amount of the Earnout Advance, and (ii) be accompanied by such documents and other information as Lender may reasonably require to verify the Projected Annualized Net Income for the Property and the satisfaction of performance condition set forth in subparagraph (d) below;

                (d) The Earnout Advance shall not exceed the lesser of:



Loan Agreement - Page 2

                                (i) $402,500 [or 80% of the costs incident to
                        the Property as specified in the Budget];

                                (ii) 80% of appraised, "as-is" value of the
                        Property as determined by an appraisal of the Property, prepared by an appraiser acceptable to Lender at Borrower's expense, and satisfactory to Lender in all respects, as reviewed, adjusted and approved by Lender in accordance with the terms of this Agreement; and

                                (iii) an amount which, when added to the Advance
                        Limit, would still permit the Projected Annualized Net Income from the Property, annualized, to equal or exceed 120% of the monthly payments of principal and interest on the Loan which would be required for a period of twelve (12) calendar months if the Adjusted Principal Balance of the Loan was to be fully amortized in consecutive level payments of principal and interest over a period of 30 years at an interest rate per annum equivalent to the greater of (A) 8.0% or (B) 2.50% plus the Treasury Rate which, as of the date that is 30 days prior to the date of any such determination by Lender hereunder, has been most recently published (or, if for any reason that published rate is not available as of such date, another rate determined by Lender to be comparable, in its discretion reasonably exercised, shall be used for this purpose).

        1.6 COMMITMENT FEE. In connection with the closing of this Loan, Borrower will pay to Lender a nonrefundable commitment fee ("Commitment Fee") in an amount equal to $48,300, in consideration of the commitment of Lender to make the proceeds of the Loan available to Borrower. The Commitment Fee has been earned in full and is a bona fide commitment fee intended as reasonable compensation to Lender for committing to make the Loan available to Borrower.

                ARTICLE 2 - ADDITIONAL COVENANTS AND AGREEMENTS

        2.1 CONTRACTS. Without Lender's prior written approval as to parties, terms, and all other matters, Borrower shall not enter into, amend or modify, any management, leasing, maintenance or other contract pertaining to the Property that is not unconditionally terminable by Borrower or any successor owner without penalty or payment on not more than thirty (30) days notice to the other party thereunder.

        2.2 ASSIGNMENT OF CONTRACTS. As additional security for the Obligations, Borrower hereby transfers and assigns to Lender and grants a security interest in all of Borrower's right, title and interest, but not its liability, in, under, and to all construction, architectural and design contracts, and plans and specifications for the Property and agrees that all of the same are covered by the security agreement provisions of the Deed of Trust. Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligation under any contract and Borrower hereby agrees to perform all of its obligations under any contract.



Loan Agreement - Page 3

        2.3 INSPECTION. Lender and its agents may enter upon the Property to inspect the Property, and any materials at any reasonable time, unless Lender deems such inspection is of an emergency nature, in which event Borrower shall provide Lender with immediate access to the Property. Borrower will furnish to Lender and its agents for inspection and copying, all contracts, Leases, plans, shop drawings, specifications, books and records, and other documents and information that Lender may request from time to time.

        2.4 NOTICE TO LENDER. Borrower shall promptly within five (5) days after the occurrence of any of the following events, notify Lender in writing thereof, specifying in each case the action Borrower has taken or will take with respect thereto: (a) receipt of written notice of, or discovery or actual knowledge of, any violation of any law or governmental requirement by Borrower or the Property; (b) any litigation, arbitration or governmental investigation or proceeding instituted or threatened against Borrower or Guarantor or the Property, and any material development therein; (c) receipt of written notice of any actual or threatened condemnation of any portion of the Property, any negotiations with respect to any such taking, or any loss of or substantial damage to the Property; (d) any labor controversy pending or threatened against Borrower or and any material development in any labor controversy; (e) any written notice received by Borrower with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to the Property; or (f) any required permit, license, certificate or approval with respect to the Property lapses or ceases to be in full force and effect.

        2.5 FINANCIAL STATEMENTS. Borrower shall deliver to Lender the Financial Statements and other statements and information at the times and for the periods described in EXHIBIT "B", and Borrower shall deliver to Lender from time to time such additional financial statements and information as Lender may at any time request. Borrower will make all of its books, records and accounts available to Lender and its representatives at the Property upon request and will permit them to review and copy the same. Borrower shall promptly notify Lender of any material adverse change in the financial condition of Borrower and, if known by Borrower, Guarantor.

        2.6 OTHER INFORMATION. Borrower shall make available to Lender for review and copying from time to time upon Lender's request (i) any or all contracts, bills of sale, statements, receipts or other documents under which Borrower claims title to any materials, fixtures or articles of personal property incorporated or to be incorporated into the Improvements or subject to the lien of the Deed of Trust, (ii) budgets of Borrower and revisions thereof showing the estimated costs and expenses to be incurred in connection with the Property; and (iii) such other information relating to Borrower, Guarantor, the Property, or any indemnitor or other person or party connected with Borrower, the Loan, or any security for the Loan.

        2.7 REPORTS AND TESTING. Borrower shall (a) promptly deliver to Lender copies of all reports, studies, inspections and tests made on the Land, the Improvements or any materials to be incorporated into the Improvements; (b) make such additional tests on the Land, the Improvements or any materials to be incorporated into the Improvements as Lender reasonably requires. Borrower shall immediately notify Lender of any report, study, inspection or test that indicates any adverse condition relating to the Land, the Improvements or any such materials.



Loan Agreement - Page 4

        2.8 APPRAISAL. If required in connection with any proposed extension of the Maturity Date of the Loan or if are required by any governmental authority or laws or regulations, or if Lender reasonably determines that there has been a material decline in the value of the Property since the date of the last appraisal of the Property), or at any time after the occurrence of a Default (which is not cured within applicable notice and cure periods), then Lender may obtain an appraisal (or update to any existing appraisal) of all or any part of the Property prepared in accordance with written instructions from Lender by a third-party appraiser engaged directly by Lender. Each such appraiser and appraisal shall be satisfactory to Lender (including satisfaction of applicable regulatory requirements). The cost of any such appraisal shall be borne by Borrower and such cost is due and payable by Borrower on demand and shall be secured by the Loan Documents.

        2.9 ERISA AND PROHIBITED TRANSACTION TAXES. As of the date hereof and throughout the term of this Agreement, (a) Borrower is not and will not be (i) an "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or (ii) a "plan" within the meaning of Section 4975(e) of the Internal Revenue Code, as amended (the "CODE"); (b) the assets of Borrower do not and will not constitute "plan assets" within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. ss.2510.3-101; (c) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA; (d) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (e) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Agreement, the Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower further agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this
SECTION 2.9 as Lender may from time to time request.

        2.10 ENVIRONMENTAL MATTERS.

             (a) VIOLATIONS. Borrower will not cause, commit, permit or allow to continue (i) any violation of any Environmental Requirement (A) by Borrower or by any person or entity (B) by or with respect to the Property or any use of or condition or activity on the Property, or (ii) the attachment of any environmental lien to the Property. Borrower will not place, install, dispose of or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping or release of, any Hazardous Material or storage tank (or similar vessel) on the Property and will keep the Property free of Hazardous Material.

             (b) NOTICE TO LENDER. Borrower shall promptly deliver to Lender a copy of each report pertaining to the Property or to Borrower prepared by or on behalf of Borrower pursuant to any Environmental Requirement. Borrower shall immediately advise Lender in writing of any Environmental Claim or of the discovery of any Hazardous Material on the Property, as soon as Borrower first obtains knowledge thereof, including a full description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.



Loan Agreement - Page 5

             (c) SITE ASSESSMENTS AND INFORMATION. If Lender shall ever have reason to believe that any Hazardous Material affects the Property, or if any Environmental Claim is made or threatened, or if a Default shall have occurred under the Loan Documents, or upon the occurrence of the Release Date (hereinafter defined) if requested by Lender, Borrower shall at Borrower's expense, provide to Lender from time to time, in each case within thirty (30) days after Lender's request, an Environmental Assessment (hereinafter defined) made after the date of Lender's request. As used in this Agreement, the term "ENVIRONMENTAL ASSESSMENT" means a report (including all drafts thereof) of an environmental assessment of the Property of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as Lender may reasonably request, by a consulting firm reasonably acceptable to Lender and made in accordance with Lender's established guidelines. Borrower will cooperate with each consulting firm making any such Environmental Assessment and will supply to the consulting firm, from time to time and promptly on request, all information available to Borrower to facilitate the completion of the Environmental Assessment. If Borrower fails to furnish Lender within ten (10) days after Lender's request with a copy of an agreement with an acceptable environmental consulting firm to provide such Environmental Assessment, or if Borrower fails to furnish to Lender such Environmental Assessment within thirty (30) days after Lender's request, Lender may cause any such Environmental Assessment to be made at Borrower's expense and risk. Lender and its designees are hereby granted access to the Property at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to make or cause to be made such Environmental Assessments. Lender may disclose to interested parties any information Lender ever has about the environmental condition or compliance of the Property, but shall be under no duty to disclose any such information except as may be required by law. Lender shall be under no duty to make any Environmental Assessment of the Property, and in no event shall any such Environmental Assessment by Lender be or give rise to a representation that any Hazardous Material is or is not present on the Property, or that there has been or shall be compliance with any Environmental Requirement, nor shall Borrower or any other person be entitled to rely on any Environmental Assessment made by Lender or at Lender's request. Lender owes no duty of care to protect Borrower or any other person against, or to inform them of, any Hazardous Material or other adverse condition affecting the Property.

             (d) REMEDIAL ACTIONS. If any Hazardous Material in violation of Environmental Laws is discovered on the Property at any time and regardless of the cause, (i) Borrower shall promptly at Borrower's sole risk and expense remove, treat, and dispose of the Hazardous Material in compliance with all applicable Environmental Requirements and solely under Borrower's name (or if removal is prohibited by any Environmental Requirement, take whatever action is required by any Environmental Requirement), in addition to taking such other action as is necessary to have the full use and benefit of the Property as contemplated by the Loan Documents, and provide Lender with satisfactory evidence thereof; and (ii) if requested by Lender, provide to Lender within thirty (30) days of Lender's request a bond, letter of credit or other financial assurance evidencing to Lender's satisfaction that all necessary funds are readily available to pay the costs and expenses of the actions required by clause (i) preceding and to discharge any assessments or liens established against the Property as a result of the presence of the Hazardous Material on the Property. Within thirty (30) days after completion of such



Loan Agreement - Page 6
remedial actions, Borrower shall obtain and deliver to Lender an Environmental Assessment of the Property made after such completion and confirming to Lender's reasonable satisfaction that all required remedial action as stated above has been taken and successfully completed and that there is no evidence or suspicion of any contamination or risk of contamination on the Property or any adjacent property in excess of that permitted by applicable Environmental Laws, or of violation of any Environmental Requirement, with respect to any such Hazardous Material. Lender may, but shall never be obligated to, remove or cause the removal of any Hazardous Material from the Property (or if removal is prohibited by any Environmental Requirement, take or cause the taking of such other action as is required by any Environmental Requirement) if Borrower fails to promptly commence such remedial actions following discovery and thereafter diligently prosecute the same to the satisfaction of Lender (without limitation of Lender's rights to declare a default under any of the Loan Documents and to exercise all rights and remedies available by reason thereof); and Lender and its designees are hereby granted access to the Property at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to remove or cause such removal or to take or cause the taking of any such other action.

        2.11 PROPERTY RESERVE ACCOUNT.

             (a) CREATION AND ASSIGNMENT. If the Maturity Date of the Loan is extended in accordance with the terms of the Note, prior to the extension of the Maturity Date of the Loan and in order to secure the payment and performance of the Loan, but not in lieu of such payment and performance, Borrower will establish with Lender an interest-bearing, demand deposit account (herein, the "PROPERTY RESERVE ACCOUNT"). Borrower does hereby assign and transfer to Lender all right, title and interest in and to the Property Reserve Account, including all instruments, documents and other writings evidencing the same, and all sums now or at any time hereafter on deposit therein and all sums due or to become due thereon, and all extensions or renewals thereof. The Property Reserve Account shall be established with Lender in the name of Borrower and all interest which accrues from time to time on funds on deposit in the Property Reserve Account shall be reported as income of Borrower and added to, and become a part of, the balance of funds on deposit therein.

             (b) DEPOSITS. Prior to the extension of the Loan, Borrower shall either deposit (i) $165,000, in one lump sum, or (ii) $13,750 per month during the Extension Period (as defined in the Note), commencing on of the first date of the Extension Period and continuing on the first day of each succeeding calendar month thereafter during the Extension Period.

             (c) USE OF FUNDS. As long as no Default exists under this Agreement or the other Loan Documents (which is not cured within applicable grace or notice periods, if any), Lender agrees not to withdraw any funds from the Property Reserve Account, except for the purpose of funding to Borrower advances of funds on deposit in the Property Reserve Account for the payment of Tenant Improvements and Leasing Commissions. All such advances shall be made only for Approved Leases. Lender shall have no obligation to make advances from the Property Reserve Account more than once monthly and only after receipt by Borrower of a Draw Request specifying the proposed use of such funds. Upon the occurrence of a Default hereunder or under the other Loan Documents (which is not cured within applicable grace or notice periods,



Loan Agreement - Page 7
if any), Lender may, at its option, withdraw funds from the Property Reserve Account, in such amounts and at such times as Lender shall in its absolute discretion determine, and apply such funds to the payment of the Indebtedness; PROVIDED, HOWEVER, that any withdrawal of funds from the Property Reserve Account by Lender shall be limited to the total amount of the Indebtedness. Any application of funds from the Property Reserve Account to the payment of the Indebtedness shall serve to reduce the Indebtedness PRO TANTO, but shall not relieve any party from liability for payment of the remainder of the Indebtedness. Borrower acknowledges and agrees that the funds on deposit in the Property Reserve Account constitute additional security for the obligations of Borrower under the Note, this Agreement and the other Loan Documents and the application of such funds to the payment of the Indebtedness as permitted herein shall not limit the right of Lender to pursue other rights and remedies at law or in equity against Borrower.

             (d) RIGHTS. Borrower hereby acknowledges that, except for the restrictions on withdrawals described above, Lender may, at any time, exercise any and all rights of the owner of the Property Reserve Account including without limitation, the right to demand, collect, receive, and sue for any and all amounts which may be or become due or payable under the Property Reserve Account, and to endorse the name of Borrower on all commercial paper given in payment or in part payment thereof, and in its discretion file any claim or take any other action or proceeding, either in its own name or in the name of Borrower or otherwise, which Lender may deem necessary or appropriate to protect and preserve the right, title and interest of Lender in the Property Reserve Account. Borrower also acknowledges that Lender shall have the full power and authority to transfer the Property Reserve Account into the name of Lender or its nominee and, upon maturity of the Property Reserve Account, to renew the Property Reserve Account on whatever terms which are, in Lender's sole judgment, reasonably equivalent to the original terms of the Property Reserve Account.

             (e) REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that: (i) any account book, passbook or receipt evidencing the Property Reserve Account will be delivered to Lender simultaneously with the creation of the Property Reserve Account; (ii) Borrower will not withdraw or, except as provided in this Agreement, permit the withdrawal of any money from the Property Reserve Account or create any security interest in, mortgage, pledge or otherwise assign, the Property Reserve Account or any part thereof; and (iii) any funds payable with respect to the Property Reserve Account that are received by Borrower shall be immediately delivered to Lender or immediately paid into the Property Reserve Account.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

        3.1 GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loan, Borrower hereby represents and warrants to Lender that except as otherwise disclosed to Lender in writing (a) Borrower has complied with any and all laws and regulations concerning its organization, existence and the transaction of its business, and has the right and power to own the Property and to operate, manage and lease the Improvements as contemplated in this Agreement and the other Loan Documents; (b) Borrower is authorized to execute, deliver and perform all of its obligations under the Loan Documents; (c) the Loan Documents are valid and binding



Loan Agreement - Page 8
obligations of Borrower; (d) Borrower is not in violation of any law, regulation or ordinance, or any order of any court or governmental authority, and no provision of the Loan Documents violates any applicable law, any covenants or restrictions affecting the Property, any order of any court or governmental authority or any contract or agreement binding on Borrower or the Property; (e) to the extent required by applicable law, Borrower and Guarantor have filed all necessary tax returns and reports and have paid all taxes and governmental charges thereby shown to be owing; (f) the Land is not part of a larger tract of land owned by Borrower or any of its affiliates or any Guarantor, is not otherwise included under any unity of title or similar covenant with other lands not encumbered by the Deed of Trust, and constitutes a separate tax lot or lots with a separate tax assessment or assessments for the Land and Improvements, independent of those for any other lands or improvements; (g) the Land and Improvements comply with all laws and governmental requirements, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property; (h) except as described in the Property Condition Report, the Improvements comply with all legal requirements regarding access and facilities for handicapped or disabled persons; (i) Borrower has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other law or governmental requirement; (j) the Financial Statements delivered to Lender are true, correct, and complete in all material respects, and there has been no material change of Borrower's or Guarantor's financial condition from the financial condition of Borrower or Guarantor (as the case may be) indicated in such Financial Statements; (k) all utility services necessary for the use of the Land and the Improvements and the operation thereof for their intended purpose are satisfactory; (l) except as otherwise provided for in the Loan Documents, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property; (m) except as described in the Property Condition Report, the current and anticipated use of the Property complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Land without the existence of any variance, non-complying use, nonconforming use or other special exception, all use restrictions of any governmental authority having jurisdiction have been satisfied, and no violation of any law or regulation exists with respect thereto.

        3.2 ENVIRONMENTAL MATTERS. Borrower, after due inquiry and investigation in accordance with good commercial or customary practices to determine whether contamination is present on the Property or elsewhere in connection with any activity on the Property, hereby represents and warrants to, and covenants with, Lender, without regard to whether Lender has or hereafter obtains any knowledge or report of the environmental condition of the Property:

            (a) During the period of Borrower's ownership of the Property, the Property has not been used for industrial or manufacturing purposes, for landfill, dumping or other waste disposal activities or operations, for generation, storage, use, sale, treatment, processing, recycling or disposal of any Hazardous Material, for underground or aboveground storage tanks, or for any other use that could give rise to the release of any Hazardous Material on the Property; to the best of Borrowers' knowledge, no such use of the Property occurred at any time prior to the period of Borrower's ownership of the Property; and to the best of Borrower's knowledge, no such use on any adjacent property occurred at any time prior to the date hereof;



Loan Agreement - Page 9

            (b) To the best of Borrowers' knowledge, there is no Hazardous Material, storage tank (or similar vessel) whether underground or otherwise, sump or well currently on the Property;

            (c) Borrower has received no notice and has no knowledge of any Environmental Claim or any completed, pending or proposed or threatened investigation or inquiry concerning the presence or release of any Hazardous Material on the Property or any adjacent property or concerning whether any condition, use or activity on the Property or any adjacent property is in violation of any Environmental Requirement;

            (d) The present conditions, uses and activities on the Property do not violate any Environmental Requirement and the use of the Property which Borrower (and each Tenant and subtenant, if any) makes and intends to make of the Property complies and will comply with all applicable Environmental Requirements;

            (e) The Property does not appear on and to the best of Borrower's knowledge has never been on the National Priorities List, any federal or state "superfund" or "superlien" list, or any other list or database of properties maintained by any local, state or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material;

           (f) Borrower has never applied for and been denied environmental impairment liability insurance coverage relating to the Property; and

           (g) Neither Borrower, nor to Borrower's knowledge any Tenant or subtenant, has obtained or is required to obtain any permit or authorization to construct, occupy, operate, use or conduct any activity on any of the Property by reason of any Environmental Requirement.

        3.3 PATRIOT ACT DUE DILIGENCE. None of the Borrower, its parents, subsidiaries, partners, nor any of its or their investors' names are contained on any list of Specially Designated Nationals or known or suspected terrorists that has been generated by the Office of Foreign Assets Control ("OFAC"), nor are any of them organized in, or citizens or residents of any country that is subject to embargo or trade sanctions enforced by OFAC. Borrower has conducted due diligence with respect to each investor such that Borrower has formed a reasonable belief that it knows the true identity of each investor. To the best of Borrower's knowledge, no investor's funds used in connection with this transaction are derived from illegal or suspicious activities.

        3.4 DEFERRED MAINTENANCE AND REPAIR. Borrower acknowledges that the Property Condition Report identifies certain deferred maintenance and repair work required to be performed with respect to the Property. Borrower hereby agrees to complete all recommended maintenance and repair work identified in the Property Condition Report as "Immediate Repairs" (the "Priority Repair Work") within ninety (90) days after the date hereof. Borrower agrees to complete the remainder of the recommended maintenance and repair work identified in the Property Condition Report as "Deferred Repairs" and "ADA Modifications" ("Remainder Repair Work") within two hundred seventy (270) days after the date hereof. Borrower may request an



Loan Agreement - Page 10
advance of the Loan to pay for all or some of the costs of the Priority Repair Work, up to a maximum amount of $65,500 for such Priority Repair Work in accordance with the requirements of Exhibit "E" hereof. No proceeds of the Loan may be used to pay for the costs and expenses related to the Remainder Repair Work and all of such costs and expenses incurred by Borrower in connection with the Remainder Repair Work shall be paid for by Borrower from the excess cash flow generated by the Property (after payment of amounts due on the Loan) or other equity funds of Borrower.

                        ARTICLE 4 - DEFAULT AND REMEDIES

        4.1 EVENTS OF DEFAULT. The occurrence of any one of the following shall be a default under this Agreement ("DEFAULT"):

        (a) FAILURE TO PAY INDEBTEDNESS. Any of the Indebtedness is not paid when due on the Maturity Date (as defined in the Note), or in the case of any of the Indebtedness due on a date other than the Maturity Date, any of such Indebtedness is not paid within five (5) days after the same became due.

        (b) NONPERFORMANCE OF COVENANTS. Any covenant, agreement or condition herein or in any other Loan Document (other than covenants otherwise addressed in another paragraph of this SECTION 4.1, such as covenants to pay the Indebtedness) is not fully and timely performed, observed or kept, and such failure is not cured within the applicable notice and cure period (if any) provided for herein or in such other Loan Document or, if this Agreement or such other Loan Document does not provide for such a notice or grace period, within thirty (30) days after written notice and demand by Lender for the performance of such covenant, agreement or condition (or if such failure cannot be cured within that original 30-day period and Borrower delivers written notice to Lender promptly within that original 30-day period of Borrower's intention and proposed steps to cure the failure with due diligence, promptly institutes curative action within that original 30-day period and diligently pursues same, Borrower shall have such additional period of time, not exceeding sixty (60) days next following the end of the original 30-day period, as shall be necessary to effect the cure); provided, however, that there shall be no obligation of Lender to give any such notice and no right of Borrower to cure under this paragraph if the event or condition is intentionally caused by Borrower.

        (c) DEFAULT UNDER OTHER LOAN DOCUMENTS. The occurrence of a Default under any other Loan Document, including an Early Termination Event as defined in any Master Agreement relating to any Swap Transaction.

        (d) REPRESENTATIONS. Any statement, representation or warranty in any of the Loan Documents, or in any financial statement or any other writing heretofore or hereafter delivered to Lender in connection with the Loan is false, misleading or erroneous in any material respect on the date hereof or on the date as of which such statement, representation or warranty is made.



Loan Agreement - Page 11

        (e) BANKRUPTCY OR INSOLVENCY. The owner of the Property or any person liable, directly or indirectly, for any of the Indebtedness (or any general partner or joint venturer of such owner or other person):

                (i) (A) Executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, Title 11 of the United States Code as now or hereafter in effect or any other federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors (Title 11 of the United States Code and such other laws being herein called "DEBTOR RELIEF LAWS"), or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property; or

                (ii) Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (C) in a proceeding under Debtor Relief Laws, the case is converted from one chapter to another, or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or one hundred twenty (120) days next following the date of its filing; or

                (iii) Conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien (other than as described in subparagraph (iv) below) upon any of its property through legal proceedings which are not vacated and such lien discharged prior to enforcement thereof and in any event within sixty (60) days from the date thereof; or

                (iv) Fails to have discharged within a period of ten (10) days any attachment, sequestration, or similar writ levied upon any of its property; or

                (v) Fails to pay immediately any final money judgment against it.

        (f) TRANSFER OF THE PROPERTY. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Property or any interest therein, voluntarily or



Loan Agreement - Page 12
involuntarily, whether by operation of law or otherwise, except: (i) Permitted Transfers, (ii) sales or transfers of items of the Accessories (as defined in the Deed of Trust) which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by Borrower, having a value equal to or greater than the replaced items when new; and (iii) the grant, in the ordinary course of business, of a leasehold interest in a part of the Improvements to a Tenant for occupancy, not containing a right or option to purchase and not in contravention of any provision of the Deed of Trust or of any other Loan Document. Lender may, in its sole discretion, waive a default under this paragraph, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following (if any) which Lender may require: the grantee's integrity, reputation, character, creditworthiness and management ability being satisfactory to Lender in its sole judgment and grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Lender may require, a principal paydown on the Loan, an increase in the rate of interest payable under the Loan, a transfer fee, a modification of the term of the Loan, and any other modification of the Loan Documents which Lender may require.

        (g) TRANSFER OF ASSETS. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the other assets of Borrower, excluding the Property, voluntarily or involuntarily, whether by operation of law or otherwise, except: (i) sales or transfers in the ordinary course of Borrower's business; and (ii) sales or transfers for which Borrower receives consideration substantially equivalent to the fair market value of the transferred asset.

        (h) TRANSFER OF OWNERSHIP OF BORROWER. Except for Permitted Transfers, the sale, pledge, encumbrance, assignment or transfer, voluntarily or involuntarily, whether by operation of law or otherwise, of any interest in Borrower (if Borrower is not a natural person but is a corporation, partnership, limited liability company, trust or other legal entity), without the prior written consent of Lender (including, without limitation, if Borrower is a partnership or joint venture, the withdrawal from or admission into it of any general partner or joint venturer).

        (i) GRANT OF EASEMENT, ETC. Without the prior written consent of Lender, Borrower grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers the Property, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents or does not affect the Property.

        (j) ABANDONMENT. The owner of the Property abandons any of the Property.

        (k) DEFAULT UNDER OTHER LIEN. A default or event of default occurs under any lien, security interest or assignment covering the Property or any part thereof (whether or not Lender has consented, and without hereby implying Lender's consent, to any such lien, security interest or assignment not created hereunder), or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.



Loan Agreement - Page 13

        (l) DESTRUCTION. The Property is so demolished, destroyed or damaged that, in the reasonable opinion of Lender, it cannot be restored or rebuilt with available funds to a profitable condition within a reasonable period of time and in any event, prior to the final maturity date of the Loan.

        (m) CONDEMNATION. (i) Any governmental authority shall require, or commence any proceeding for, the demolition of any building or structure comprising a part of the Property, or (ii) there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or a conveyance in lieu of such a taking is executed which provides for the transfer of, a material portion of the Property, including but not limited to the taking (or transfer in lieu thereof) of any portion which would result in the blockage or substantial impairment of access or utility service to the Improvements or which would cause the Property to fail to comply with applicable laws or legal requirements.

        (n) LIQUIDATION, ETC. The liquidation, termination, dissolution, merger, consolidation or failure to maintain good standing in the State where the Property is located and/or the state of incorporation or organization, if different of Borrower or any person obligated to pay any part of the Indebtedness.

        (o) ENFORCEABILITY; PRIORITY. Any Loan Document shall for any reason without Lender's specific written consent cease to be in full force and effect, or shall be declared null and void or unenforceable in whole or in part, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by any party thereto other than Lender; or the liens, mortgages or security interests of Lender in any of the Property become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by Borrower or any person obligated to pay any part of the Indebtedness.

4.2      REMEDIES.

        (a) Upon a Default, Lender at its election may (but shall not be obligated to), without notice, do any one or more of the following: (i) terminate its commitment to lend hereunder; (ii) terminate any obligation to extend any other credit to or for the account of Borrower; (iii) reduce any claim to judgment; (iv) exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, law, equity or otherwise, including obtaining appointment of a receiver (to which Borrower hereby consents) and/or judicial or nonjudicial foreclosure under the Deed of Trust; (v) in its own name or in the name of Borrower, enter into possession of the Property; or (vi) set-off and apply, to the extent thereof and to the maximum extent permitted by law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Lender to or for the credit or account of Borrower against any Indebtedness.

        (b) Borrower hereby appoints Lender as Borrower's attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution, to do any of the following in Borrower's name upon the occurrence of a Default: (i) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to the Property; (ii) prosecute or defend any



Loan Agreement - Page 14
action or proceeding incident to the Property, (iii) pay, settle, or compromise all bills and claims so as to clear title to the Property; and (iv) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improvements. Any amounts expended by Lender in connection with the exercise of its remedies herein shall be deemed to have been advanced to Borrower hereunder as a demand obligation owing by Borrower to Lender and shall constitute a portion of the Indebtedness, regardless of whether such amounts exceed any limits for Indebtedness otherwise set forth herein. Lender shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

        (c) No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of the Deed of Trust following any Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptances by Lender of any partial payment on account of the Indebtedness, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Note or any of the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Note or any of the other Loan Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given to Lender by this Agreement, the Note or any of the other Loan Documents shall be concurrent, and may be pursued separately, successively or together against Borrower, or the Property or any part thereof, or any personal property granted as security under the Loan Documents, and every right, power and remedy given by this Agreement, the Note or any of the other Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender.

                    ARTICLE 5 - GENERAL TERMS AND CONDITIONS

        5.1 LENDER'S CONSENT; INDEMNITY. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Lender's judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Lender; (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Lender; and (c) free from any limitation or requirement of reasonableness. Notwithstanding any approvals or consents by Lender, Lender has no obligation or responsibility whatsoever for the adequacy, form or content of the Budget, any contract, any Lease, or any other matter incident to the Property. Any inspection or audit of the Property or the books and records of Borrower, or the procuring of documents and financial and other information, by or on behalf of Lender shall be for Lender's protection only, and shall not constitute an assumption of responsibility to Borrower or anyone else with regard to the condition, construction, maintenance or operation of the Property, or relieve Borrower of any of Borrower's obligations. Borrower has selected all architects, engineers,



Loan Agreement - Page 15
contractors, materialmen and all other persons or entities furnishing services or materials to the Property. Lender has no duty to supervise or to inspect the Property nor any duty of care to Borrower or any other person to protect against, or inform Borrower or any other person of the existence of, negligent, faulty, inadequate or defective design or construction or maintenance of the Property. No Indemnified Party shall be liable or responsible for, and Borrower shall indemnify each Indemnified Party from and against any Claims, arising from or relating to (i) any defect in the Property or the Improvements, (ii) the performance or default of Borrower, Borrower's surveyors, architects, engineers, contractors, or any other person, (iii) any failure to protect or insure the Improvements, (iv) the payment of costs of labor, materials, or services supplied for the Improvements, (v) the performance of any obligation of Borrower whatsoever or (vi) Environmental Damages. WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PERSON TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON. Upon demand by Lender, Borrower shall diligently defend any Claim which affects the Property or is made or commenced against Lender, whether alone or together with Borrower or any other person, all at Borrower's own cost and expense and by counsel to be approved by Lender in the exercise of its reasonable judgment. In the alternative, at any time Lender may elect to conduct its own defense through counsel selected by Lender and at the cost and expense of Borrower. Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender. Inspection shall not constitute an acknowledgment or representation by Lender that there has been or will be compliance with the Plans, the Loan Documents, or applicable laws, governmental requirements and restrictive covenants, or that the construction is free from defective materials or workmanship. Inspection, whether or not followed by notice of Default, shall not constitute a waiver of any Default then existing. Lender's failure to inspect shall not constitute a waiver of any of Lender's rights under the Loan Documents or at law or in equity.

        5.2 MISCELLANEOUS. This Agreement may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The Loan Documents are for the sole benefit of Lender and Borrower and are not for the benefit of any third party. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons, entities or circumstances. Time shall be of the essence with respect to Borrower's obligations under the Loan Documents. This Agreement, and its validity, enforcement and interpretation, shall be governed by Texas law (without regard to any conflict of laws principles) and applicable United States federal law.



Loan Agreement - Page 16

        5.3 NOTICES. All notices, requests, consents, demands and other communications required or which any party desires to give under this Agreement or any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, by registered or certified United States mail, postage prepaid, or by facsimile (with a confirmatory duplicate copy sent by first class United States mail), addressed to the party to whom directed at the addresses set forth at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided, however, that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

        5.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Borrower, and Borrower's successors and assigns, and shall inure to the benefit of Lender and its successors and assigns; provided, however, that Borrower shall not assign, transfer or encumber its rights or obligations under any Loan Document, or any proceeds of the Loan, or its interest in the Property without the prior written consent of Lender.

        5.5 SALE/ASSIGNMENT OF LOAN. Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan and credit or other information on the Property, Borrower, any of Borrower's principals and Guarantor, to any actual or prospective assignee or participant, to Lender's affiliates, including, without limitation, Banc of America Securities LLC, to any regulatory body having jurisdiction over Lender and to any other parties as necessary or appropriate in Lender's reasonable judgment. Borrower shall execute, acknowledge, and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to the Loan Documents as such person(s) would have if such person(s) were Lender hereunder.

        5.6 MODIFICATION OR TERMINATION. The Loan Documents may only be modified or terminated by a written instrument or instruments intended for that purpose and executed by the party against which enforcement thereof is asserted. This Agreement shall continue in full force and effect until the Indebtedness is paid in full and all of Lender's obligations under this Agreement are terminated; and all representations, warranties, covenants and agreements, and all provisions herein for indemnity of Lender (and any other provisions herein specified to survive) shall survive payment in full of the Indebtedness and any release or termination of this Agreement or of any other Loan Documents.

        5.7 COSTS AND EXPENSES. Without limiting any Loan Document and to the extent not prohibited by applicable laws, Borrower shall pay when due, shall reimburse to Lender on demand



Loan Agreement - Page 17
and shall indemnify Lender from, all reasonable out-of-pocket fees, costs, and expenses paid or incurred by Lender in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Loan or the enforcement of the obligations of Borrower or the exercise of any right or remedy of Lender, including (a) all reasonable fees and expenses of Lender's counsel; (b) fees and charges of any construction consultant, inspector and/or engineer; (c) appraisal, re-appraisal and survey costs; (d) title insurance charges and premiums; (e) title search or examination costs, including abstracts, abstractors' certificates and uniform commercial code searches; (f) judgment and tax lien searches for Borrower and Guarantor; (g) escrow fees; (h) fees and costs of environmental investigations site assessments and remediations; (i) recordation taxes, documentary taxes, transfer taxes and mortgage taxes; (j) filing and recording fees; and (k) loan brokerage fees. Borrower shall pay all costs and expenses incurred by Lender, including attorneys' fees, if the obligations or any part thereof are sought to be collected by or through an attorney at law, whether or not involving probate, appellate, administrative or bankruptcy proceedings. Borrower shall pay all costs and expenses of complying with the Loan Documents, whether or not such costs and expenses are included in the Budget. Borrower's obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the payment in full of the obligations, the release or reconveyance of any of the Loan Documents, the foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

        5.8 FURTHER ASSURANCES. Borrower will, upon Lender's request, (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Lender deems necessary, desirable or proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Lender deems necessary, desirable, or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Lender to comply with the requirements of any agency having jurisdiction over Lender.

        5.9 INDUCEMENT TO LENDER. The representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents (a) are made to induce Lender to make the Loan and extend any other credit to or for the account of the Borrower pursuant hereto, and Lender is relying thereon, and will continue to rely thereon, and (b) shall survive any bankruptcy proceedings involving Borrower, Guarantor or the Property, foreclosure, or conveyance in lieu of foreclosure.

        5.10 FORUM. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States federal court, sitting in Dallas County, Texas, over any suit, action or proceeding arising out of or



Loan Agreement - Page 18
relating to this Agreement or the Indebtedness. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in SECTION 5.2 may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice stated in the Loan Documents, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

        5.11 INTERPRETATION. References to "DOLLARS," "$," "MONEY," "PAYMENTS" or other similar financial or monetary terms are references to lawful money of the United States of America. References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to Borrower or Guarantor shall mean, each person comprising same, jointly and severally. References to persons shall include both natural persons and any legal entities, including public or governmental bodies, agencies or instrumentalities. Unless otherwise specified herein, all references to "business days" for the purpose of calculating time periods shall be based upon business days during which the Lender is open for business operation, excluding Saturdays and Sundays. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to this entire Agreement (including the attached exhibits) and not to any particular provision or section. The words "include" and "including" shall be interpreted as if followed by the words "without limitation". Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.

        5.12 NO PARTNERSHIP, ETC. The relationship between Lender and Borrower is solely that of lender and borrower. Lender has no fiduciary or other special relationship with or duty to Borrower and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between Borrower and Lender or in any way make Lender a co-principal with Borrower with reference to the Property or otherwise. In no event shall Lender's rights and interests under the Loan Documents be construed to give Lender the right to control, or be deemed to indicate that Lender is in control of, the business, properties, management or operations of Borrower.

        5.13 RECORDS. The unpaid amount of the Loan and the amount of any other credit extended by Lender to or for the account of Borrower set forth on the books and records of Lender shall be presumptive evidence of the amount thereof owing and unpaid, but failure to record any such amount on Lender's books and records shall not limit or affect the obligations of Borrower under the Loan Documents to make payments on the Loan when due.



Loan Agreement - Page 19

        5.14 US PATRIOT ACT NOTICE. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

        5.15 ENTIRE AGREEMENT. The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Lender has not made any commitments to extend the term of the Loan past its stated maturity date or to provide Borrower with financing except as set forth in the Loan Documents. Except as incorporated in writing into the Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

        5.16 DISPUTE RESOLUTION.

            (a) ARBITRATION. Except to the extent expressly provided below, any Dispute shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the applicable rules for arbitration of disputes of JAMS LLC, a Delaware limited liability company, or any successor thereof ("JAMS") and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. The filing of a court action is not intended to constitute a waiver of the right of Borrower or Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action. For the purposes of this dispute resolution provision only, the terms "party" and "parties" shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.

            (b) SPECIAL RULES.

                (i) The arbitration shall be conducted in Dallas, Texas.

                (ii) The arbitration shall be administered by JAMS, who will appoint an arbitrator; if JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds One Million Dollars ($1,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the "arbitrator").



Loan Agreement - Page 20

                (iii) All arbitration hearings will be commenced within ninety
        (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

                (iv) The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

                (v) The arbitrator will have the authority to decide whether any Dispute is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Disputes is the equivalent of the filing of a lawsuit.

                (vi) Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator.

                (vii) The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement.

            (c) RESERVATIONS OF RIGHTS. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement, or (ii) apply to or limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement in a third-party proceeding in any action brought against Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

        (d) CONFLICTING PROVISIONS FOR DISPUTE RESOLUTION. If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or



Loan Agreement - Page 21
agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort). In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

            (e) JURY TRIAL WAIVER IN ARBITRATION. By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

        5.17 WAIVER OF JURY TRIAL. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO ARBITRATE ANY "DISPUTE" (FOR PURPOSES OF THIS SECTION, AS DEFINED ABOVE) AS SET FORTH IN THIS AGREEMENT, TO THE EXTENT ANY "DISPUTE" IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, THE PARTIES HERETO WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH "DISPUTE" AND ANY ACTION ON SUCH "DISPUTE." THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES HERETO, AND THE PARTIES HERETO HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT. THE PARTIES HERETO ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


Loan Agreement - Page 22

EXECUTED as of August 17, 2004.

Borrower's Address for Notices:              BORROWER:
                                             --------

c/o Behringer Harvard Funds
1323 North Stemmons Freeway                  BEHRINGER HARVARD 4245 CENTRAL LP,
Suite 200                                    a Texas limited partnership
Dallas, TX 75207
Attention: Gerald J. Reihsen, III            By:  Behringer Harvard 4245 Central
                                                  GP, LLC, a Texas limited
                                                  liability company, its general
                                                  partner
The Federal Tax Identification
Number of Borrower:                               By:  _________________________
20-1445234                                        Name:    Robert M. Behringer
                                                  Title:    President

Lender's Address for Notices:                LENDER:
                                             ------

901 Main Street, 51st Floor                  BANK OF AMERICA, N.A.,
Dallas, Texas 75202                          a national banking association
Attention:  Real Estate Loan
Administration
                                             By:  ___________________________
                                             Name:    Donald S. Byerly
                                             Title:   Senior Vice President